                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                [AMENDMENT NO. ]

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            JB Oxford Holdings, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:

Date Filed:  August 29, 2003

August 15, 2003

Dear Shareholder:

         You are cordially invited to attend the 2003 Annual Meeting of Shareholders of JB Oxford Holdings, Inc. ("JB Oxford"), to be held at 9:00 A.M. local time on Friday, September 19, 2003, at our company headquarters, 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212.

         As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the annual meeting is: i) the election of directors; and ii) ratification of the appointment of Ernst & Young LLP as our independent auditors for 2003.

         In addition to the specific matters to be acted upon, we will report on JB Oxford's progress and will be available to respond to questions of general interest to shareholders.

         Your vote is important to us. Whether or not you plan to attend the annual meeting, please submit your proxy to ensure your representation. Most of our shareholders may vote in any of the following ways: (1) on the Internet at www.proxyvote.com by following the instructions listed on the accompanying voting instruction form, (2) by telephone by calling the toll-free number shown on your proxy card and following the instructions listed on the accompanying voting instruction form, or (3) by signing and dating the enclosed proxy card and returning it in the enclosed envelope.

         The Board of Directors recommends that you vote FOR the director nominees, and FOR the ratification of the Board of Directors' appointment of Ernst & Young LLP as JB Oxford's independent auditors for 2003. You may attend the annual meeting and vote in person even if you have submitted your proxy.

         On behalf of the Directors and management of JB Oxford, we would like to thank you for your support and confidence in the company and look forward to seeing you at the annual meeting.

                                   Sincerely,




                                  C.L. JARRATT
                                  Chairman of the Board and
                                  Chief Executive Officer

                            JB OXFORD HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 2003

TO THE SHAREHOLDERS OF JB OXFORD HOLDINGS, INC.:

         The 2003 Annual Meeting of Shareholders of JB Oxford Holdings, Inc. will be held at 9:00 A.M. local time on Friday, September 19, 2003, at our company headquarters, 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212, for the following purposes:

1. To elect directors to serve a term of one year or until a successor of each has been duly elected and qualified (Proposal 1);

2. To ratify the appointment of Ernst & Young LLP as JB Oxford's independent auditors for 2003 (Proposal 2); and

3. To transact any other business that may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on August 8, 2003 are entitled to notice of and to vote at the annual meeting or any adjournment thereof.

                                        By Order of the Board of Directors,



                                        BARRY S. FISCHER
                                        Secretary

                                    IMPORTANT

TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON A POSSIBLE. MOST OF OUR SHAREHOLDERS MAY VOTE IN ANY OF THE FOLLOWING WAYS:
(1) ON THE INTERNET AT WWW.PROXYVOTE.COM BY FOLLOWING THE INSTRUCTIONS LISTED ON THE ACCOMPANYING VOTING INSTRUCTION FORM, (2) BY TELEPHONE BY CALLING THE TOLL-FREE NUMBER SHOWN ON YOUR PROXY CARD AND FOLLOWING THE INSTRUCTIONS LISTED ON THE ACCOMPANYING VOTING INSTRUCTION FORM, OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. YOU MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON EVEN IF YOU HAVE SUBMITTED YOUR PROXY.

                             JB OXFORD HOLDINGS, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JB Oxford Holdings, Inc., a Utah corporation (the "Company"), to be voted at the 2003 Annual Meeting of
Shareholders (the "Annual Meeting") of the Company, or any postponements or adjournment thereof. The Annual Meeting will be held at 9:00 A.M. local time on Friday, September 19, 2003, at our Company headquarters, 9665 Wilshire Boulevard, Third Floor, Beverly Hills, California 90212. As more fully described below, the principal business to be addressed at the annual meeting is the election of directors, and ratification of the appointment of Ernst & Young LLP as our independent auditors for 2003.

         This Proxy Statement, the Notice of Annual Meeting and proxy card, together with the Company's annual report to shareholders on Form 10-K and 10-K/A for the fiscal year ended December 31, 2002, are being sent to shareholders beginning on or about August 19, 2003.

SHARES OUTSTANDING AND VOTING RIGHTS

         Holders of record of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on August 8, 2003 are entitled to notice of and to vote at the Annual Meeting. On August 8, 2003, there were 1,506,695 shares of the Company's Common Stock outstanding. Each share is entitled to one vote in each of the matters properly presented at the Annual Meeting.

PROXY PROCEDURE

         Each validly executed, unrevoked proxy received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting as specified by the shareholder. If no choice is indicated, the proxy will be voted FOR the election of the director nominees, and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2003. Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by delivering to the Secretary of the Company at its principal office a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

         A majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting, including abstentions and "broker non-votes," will be tabulated by the inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. A broker non-vote occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

VOTING REQUIREMENTS

         A plurality of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. A majority of the votes entitled to be cast on the proposal at the Annual Meeting is required for the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2003.

         With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified only with respect to the ratification of Ernst & Young LLP and will be counted as shares that are present and entitled to vote for a proposal, but will not be counted in the total number of votes cast in favor of or against the proposal, and thus will have no effect on the outcome of voting. Broker non-votes are not shares entitled to vote, will not be counted in the total number of votes cast, and thus will have no effect on the outcome of voting.

HOW TO VOTE

         You may submit a proxy with voting instructions by the Internet or the telephone, or if those options are not available to you, by mailing the enclosed proxy card. You may attend the Annual Meeting and vote in person even if you have submitted your proxy.

         Vote by the Internet. If you hold your shares through a broker, nominee, fiduciary or other custodian, you may be able to vote your shares on the Internet. A large number of banks and brokerage firms are participating in the ADP Investor Communications Service online program. This program allows eligible shareholders to vote on the Internet. If your bank or brokerage firm is participating in ADP's online voting program, you will be provided with instructions for voting on the Internet. If you vote on the Internet you do not need to return your proxy card by mail. If your bank or brokerage firm does not provide for voting on the Internet or telephone, please mark your proxy card, date and sign it, and return it in the enclosed envelope.

         Vote by Telephone. If you hold your shares through a broker, nominee, fiduciary or other custodian, you may be able to vote your shares by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communications Service telephone program. This program allows eligible shareholders to vote by telephone. If your bank or brokerage firm is participating in ADP's telephone voting program, you will be provided with instructions for voting by telephone. If you vote by telephone you do not need to return your proxy card by mail. If your bank or brokerage firm does not provide for voting by telephone or the Internet, please mark your proxy card, date and sign it, and return it in the enclosed envelope.

         Vote by Mail. If you vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed envelope.

COSTS OF SOLICITATION

         The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone, fax and the Internet, and the Company may pay persons holding shares of Common Stock for others their expenses for sending proxy materials to their principals.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

DIRECTOR NOMINEES

         At the Annual Meeting, five directors are to be elected to the Board of Directors each to serve a one year term or until their successors are duly elected and qualified. The Board of Directors has nominated CHRISTOPHER L. JARRATT, JAMES G. LEWIS, MARK D. GROSSI, DAVID G. MAHOOD and TERRY N. PEFANIS for election as directors of the Company. All nominees are currently directors of the Company.

         Biographical information relating to each of the director nominees appears below under the heading "Board of Directors."

REQUIRED VOTE

         The Board of Directors recommends that shareholders vote FOR the director nominees. A plurality of the votes cast at the Annual Meeting is required for the election of directors. The enclosed proxy will be voted FOR the director nominees unless the proxy holders are otherwise instructed. If any of the director nominees are unavailable or decline to serve as a director for any reason, the proxy holders will vote the proxies for a substitute director nominee designated by the Board of Directors. The Board of Directors does not expect that any of the director nominees will be unable to serve as director of the Company.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

                               BOARD OF DIRECTORS

         The Board of Directors develops the Company's business strategy and oversees its operations. It establishes the overall policies and standards for the Company and reviews the performance of management in executing the business strategy. The directors are kept informed of the Company's operations at meetings of the Board of Directors and its established committees, through reports and analyses presented to the Board of Directors, and by discussions with management.

         Set forth below is biographical information for each member of the Company's Board of Directors, each of whom is a nominee for election as a director at the Annual Meeting.

            NAME                AGE                              POSITIONS WITH THE COMPANY
 Christopher L. Jarratt         41        Director, Chairman of the Board and Chief Executive Officer
 James G. Lewis                 38        Director, President and Chief Operating Officer
 Mark D. Grossi                 49        Director
 David G. Mahood                41        Director
 Terry N. Pefanis               43        Director

         Christopher L. Jarratt has served as a director, Chairman of the Board and Chief Executive Officer of the Company since June 1998. Mr. Jarratt currently serves on the board of directors of only the Company, however, since May 1997, Mr. Jarratt has served as a director of several publicly-traded companies. Since 1992, Mr. Jarratt has also served as President of Jarratt Associates, Inc., a company engaged in various investment activities. Mr. Jarratt has been Chief Manager of Third Capital, LLC, a company engaged in various investment and advisory activities, since September 1996 and Chief
Manager and Chief Executive Officer of Third Capital Partners, LLP, a company engaged in various investment and advisory activities, since 1998.

         James G. Lewis has served as a director, President and Chief Operating Officer of the Company since June 1998. From May 1994 through August 1996, Mr. Lewis was employed as an attorney with the law firm of Shumaker, Loop & Kendrick LLP, Tampa, Florida. Prior to that time, Mr. Lewis was employed as an attorney with the law firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida. Since September 1996, Mr. Lewis has been Chief Operating Officer and General Counsel of Third Capital, LLC, a company engaged in various investment and advisory activities.

         Mark D. Grossi has served as director of the Company since June 1998. Since 1992, Mr. Grossi has served as a director and Executive Vice President of Charter One Financial, Inc., a publicly-traded savings and loan holding company. Mr. Grossi also serves as Executive Vice President and Chief Retail Banking Officer of Charter One Bank, a subsidiary of Charter One Financial. Mr. Grossi is a director of Liberty Self-Stor, Inc., a publicly-traded real estate investment trust.

         David G. Mahood has served as a director of the Company since November 1998. Since June 1997, Mr. Mahood has served as a director and Chief Executive Officer of MGC, Inc., a specialty contractor for laboratory and institutional equipment and furnishings, and as Sales and Operation Manager prior to that time.

         Terry N. Pefanis has served as a director of the Company since March 2001. In February 2003, Mr. Pefanis joined Big Idea Productions, a children's animation production company, as Chief Operating Officer. From March 2001 to February 2003, Mr. Pefanis was the Chief Operating Officer and Chief Financial Officer of Gaylord Films, a theatrical motion picture production company. From May 1997 to March 2001, Mr. Pefanis was the Chief Financial Officer of the Creative Content Group of Gaylord Entertainment Company, a publicly traded entertainment and communications company. From October 1994 through April 1997, Mr. Pefanis was a Corporate Finance and Internal Audit Director for Gaylord Entertainment Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held three meetings and took ten actions by unanimous written consent in 2002. Messrs. Jarratt, Lewis, Grossi, Mahood and Pefanis participated in these meetings.

         The Board of Directors established an Audit Committee in November 1998. The Audit Committee is presently composed of Messrs., Pefanis, Grossi and Mahood. The purpose of the Audit Committee is to oversee the retention, performance and compensation of the independent auditors for the Company, and the establishment and oversight of the Company's systems of internal accounting and auditing control. The Audit Committee also reviews related party transactions. The Audit Committee held two meetings in 2002.

         The Board of Directors established a Compensation Committee in April 1999. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers and administers the Company's stock option plans. The Compensation Committee is composed of Messrs. Grossi, Mahood and Pefanis. The Compensation Committee held one meeting in 2002.

DIRECTOR COMPENSATION

         Outside directors are compensated $10,000 per quarter. The chairmen of the compensation committee and audit committee receive no additional compensation for their duties. Employee directors are not compensated for meeting attendance.

         The Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Stock Plan"), provides for the grant of non-qualified stock options to purchase 25,000 shares of the Company's Common Stock to each non-employee director upon his or her initial election to the Board of Directors and an additional annual grant of 5,000 non-qualified stock options. See "Executive Compensation and Other Information - Stock Option Plans."

                             AUDIT COMMITTEE REPORT

         In accordance with its written charter that was approved and adopted by the Board of Directors, the Company's Audit Committee assists the Board in fulfilling its responsibility of overseeing the quality and integrity of the Company's accounting, auditing and financial reporting practices. The Audit Committee's current composition of Messrs. Grossi, Mahood and Pefanis satisfies the regulations of the National Association of Securities Dealers ("NASD") governing audit committee composition, including the requirement that all audit committee members be "independent directors" as defined in the NASD listing standards. A copy of the Company's Audit Committee Charter was included in last year's proxy statement as an appendix.

         In connection with the Company's December 31, 2002 audited financial statements, the Audit Committee reviewed and discussed the financial statements with management. The Audit Committee also discussed with the Company's independent auditors the matters required by Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees," as amended by SAS No. 90.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young, LLP, the Company's independent auditors, a formal written statement describing all relationships between the independent public accountant and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors' independence, the Audit Committee also considered whether the non-audit services performed by the auditors on the Company's behalf were compatible with maintaining the independence of the auditors.

         Based on the Audit Committee's review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual

Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003 and the Board approved the engagement of Ernst & Young LLP, subject to the ratification of the appointment by the shareholders at the Annual Meeting.

                                 Audit Committee


                                 MARK D. GROSSI
                                 DAVID G. MAHOOD
                                TERRY N. PEFANIS


PRINCIPAL ACCOUNTING FIRM FEES

         The following table lists the aggregate fees billed to the Company for the fiscal year ended December 31, 2002, by the Company's then principal accounting firm, Ernst & Young LLP:

 Audit Fees                                       $ 201,250
 All Other Fees                                          --
   Total Fees                                     $ 201,250


               PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has approved, at the recommendation of the Audit Committee, the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31,
2003, and recommends ratification of this selection by the shareholders. Although the By-laws of the Company do not require the selection of independent auditors to be submitted to shareholders for approval, this selection is being presented to shareholders for ratification or rejection at the Annual Meeting. The Board of Directors recommends that the shareholders vote FOR the ratification of this selection.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

VOTE REQUIRED

         Ratification of the Board of Directors' selection of Ernst & Young LLP requires a majority of the votes cast on the proposal at the Annual Meeting. If the ratification of Ernst & Young LLP is rejected, or if Ernst & Young LLP declines to act or becomes incapable of acting as the independent auditors to the Company, or if Ernst & Young LLP's employment by the Company is discontinued, the Board of Directors will appoint other independent auditors whose continued employment after the following annual meeting of shareholders will be subject to ratification by shareholders. The enclosed proxy will be voted FOR ratification of Ernst & Young LLP as independent auditors to the Company unless the proxy holders are otherwise instructed.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2003.

EXECUTIVE OFFICERS

         Set forth below is biographical information for each of the Company's executive officers who is not a director. For biographical information regarding Messrs. Jarratt and Lewis, see "Board of Directors."

          NAME              AGE            POSITION WITH THE COMPANY
 Christopher L. Jarratt     41    Chairman of the Board and Chief Executive
                                  Officer
 James G. Lewis             38    President and Chief Operating Officer
 Michael J. Chiodo          46    Chief Financial Officer and Treasurer
 Barry S. Fischer           42    General Counsel and Secretary

         Michael J. Chiodo has served as Chief Financial Officer and Treasurer of the Company since September 1997. Mr. Chiodo served as the Company's Acting Chief Financial Officer from August 1994 to September 1997 and joined the Company in 1990. Mr. Chiodo is also a former partner of the accounting firm of Sorensen, Chiodo & May.

         Barry S. Fischer has served as General Counsel and Secretary to the Company since July 2003. From August 2002 to June 2003, Mr. Fischer served as Executive Vice President for Legal and Compliance to the Company's subsidiary, JB Oxford & Company, and in June 2003, became General Counsel to JB Oxford & Company. Mr. Fischer was previously General Counsel and Chief Compliance Officer for Mr. Stock, Inc. from April 2001 to August 2002, and for Brown & Company Securities Corp. from August 1998 to April 2001. Mr. Fischer is also a former partner of the law firm of Bernkopf, Goodman & Baseman LLP.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In April 1999, the Board of Directors established the Compensation Committee which consists of Messrs. Grossi, Mahood and Pefanis. The Compensation Committee reviews and makes recommendations regarding compensation and individual bonus programs for the Company's executive officers. Stock options and restricted stock awards granted to the Company's executive officers are also recommended by the Compensation Committee. The Compensation Committee submits its proposals and recommendations for compensation, bonus programs and equity based awards for the Company's executive officers to the full Board for approval.

         The Compensation Committee subscribes to a total compensation program for the Company's executive officers. The compensation program is composed of three elements: base salary, annual incentives and long-term equity based compensation. The Compensation Committee's overall policy is to offer the Company's executive officers competitive cash and long-term equity based compensation opportunities based upon their personal performances, the financial performance of the Company and their personal contribution to the financial performance of the Company. The Company has retained Third Capital, LLC ("Third Capital"), a company controlled by Messrs. Jarratt and Lewis, to provide certain professional and advisory services to the Company, including the services of Mr. Jarratt as Chairman of the Board and Chief Executive officer of the Company, and Mr. Lewis as President and Chief Operating Officer. Messrs. Jarratt and Lewis do not receive a base salary from the Company, but are eligible to receive annual incentives and equity based compensation. See "Chief Executive and Operating Officers' Compensation." The Compensation Committee strives for fairness in the administration of executive compensation.

         The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the discretion of the Board. The Board may in its discretion apply entirely different factors.

         Cash-Based Compensation. The Compensation Committee recommends base salary for executive officers on the basis of personal performance, growth of the earnings of the Company and the salary levels in effect for comparable positions with other companies in the industry. This comparison group is not the same as the one included in the peer group index in the performance graph. The Company selects the companies for comparison based on numerous factors, such as the industries in which they operate, their size and complexity and the availability of compensation information.

         The cash based compensation has also been structured to include annual incentive compensation for each executive officer. The annual incentive compensation is based on the financial performance of the Company and the individual's personal contributions to the financial performance of the Company. The Compensation Committee believes that the performance-based incentive compensation is crucial in attracting high caliber executives necessary for the successful conduct of the Company's business.

         The Company also maintains an Internal Revenue Code ss. 401(k) defined benefit plan under which all eligible employees of the Company, including executive employees, may elect to defer compensation up to the limits imposed by the Code. The 401(k) plan provides for Company contributions to the plan of an amount equal to 25% of the amount contributed by the employee, up to 6% of their compensation.

         Long-Term Equity Based Compensation. The Compensation Committee intends to make stock option grants and/or restricted stock awards on an annual basis. Each stock option grant or restricted stock award is designed to attract and retain executive officers by facilitating their acquisition of an equity interest in the Company, which aligns their interest with those of the Company's shareholders. Each stock option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the date of the grant) over a specified period of time (up to ten years), thus providing a return to the executive officer only if he or she remains in full employment of the Company and the market price of the shares appreciates over the option term. The size of the option grant is usually set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company. The size of option grants to similar individuals in comparable companies, the individual's potential for future responsibility and promotion within the Company, the individual's personal performance and the financial performance of the Company are also taken into account in determining the size of the stock option grant or restricted stock award.

         Chief Executive and Operating Officers' Compensation. Mr. Jarratt, the Company's Chairman of the Board and Chief Executive Officer, and Mr. Lewis, President and Chief Operating Officer, do not receive a base salary from the Company. Instead, the Company pays Third Capital for the services of Messrs. Jarratt and Lewis. During 2002, the Company continued to pay Third Capital professional and advisory services. The agreement between the Company and Third Capital provides for a monthly advisory fee of $85,000. Third Capital voluntarily reduced this fee by 10%, commencing October 2001. Also, in April 2002, Messrs. Jarratt and Lewis voluntarily canceled 600,000 and 550,000 options to purchase common stock of the Company, respectively. In addition, Third Capital has waived its finder's fee, to which it is otherwise entitled, with respect to each acquisition the Company has engaged in over the past year. There can be no assurance that Third Capital will continue these reductions and waivers in the future.

                                                     Compensation Committee

                                                     MARK D. GROSSI
                                                     DAVID G. MAHOOD
                                                     TERRY N. PEFANIS

SUMMARY COMPENSATION TABLE

         The  following  Summary   Compensation  Table  sets  forth  the  annual
compensation for those serving as executive officers and directors as of December 31, 2002 and compensated by the Company or any of its subsidiaries for each of the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION             LONG-TERM COMPENSATION            ALL OTHER
                                                                                                     COMPENSATION
     NAME AND POSITION                  YEAR SALARY               RESTRICTED        SHARES OF
     WITH THE COMPANY                      BONUS                 STOCK AWARDS         STOCK
                                                                     (1)           UNDERLYING
                                                                                   OPTIONS (2)
Christopher L. Jarratt,         2002      --           --            --                              $918,000  (3)
Chairman of the Board and       2001      --           --            --                              $994,500  (3)
Chief Executive Officer         2000      --           --            --                            $1,020,000  (3)
                                                                                         32,500
James G. Lewis, President       2002      --           --            --                                    --  (3)
and Chief Operating Officer     2001      --           --            --                                    --  (3)
                                2000      --           --            --                  30,000            --  (3)
Michael J. Chiodo,   Chief      2002     $138,000       $7,400       --                               $11,172  (4)
Financial Officer and           2001     $138,000      $32,000       --                               $12,113  (4)
Treasurer                       2000     $134,250      $15,507       --                     200        $8,785  (4)
Scott G. Monson, General        2002     $120,000         $500       --                                $5,005  (5)
Counsel and Secretary           2001     $120,000        --          --                               $10,629  (5)
                                2000     $117,813      $25,000       --                     200        $9,677  (5)


(1) Shares of Common Stock issued under the Company's Employee Stock Ownership Plan. See "Long-Term Incentive and Pension Plans."

(2) Options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Award Plan. See "Stock Option Plans."

(3)  The Company paid $918,000, $994,500 and $1,020,000 for the years 2002, 2001 and 2000, respectively, to Third Capital for professional and advisory services, including the services of Messrs. Jarratt and Lewis. Mr. Jarratt is Chief Manager and Chief Executive Officer of Third Capital. Mr. Lewis is Chief Operating Officer and General Counsel of Third Capital. See "Employment Agreements and Compensation Arrangements."

(4) Other Compensation for 2002 includes $9,094 health insurance premiums paid by the Company, and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $2,078. Other Compensation for 2001 includes $7,966 health insurance premiums paid by the Company, $1,597 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $2,550. Other Compensation for 2000 includes $5,892 for health insurance premiums paid by the Company, $1,213 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $1,680.

(5) Other Compensation for 2002 includes $3,197 health insurance premiums paid by the Company, and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $1,808. Other Compensation for 2001 includes $2,759 for health insurance premiums paid by the Company, $6,070 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $1,800. Other Compensation for 2000 includes $2,027 for health insurance premiums paid by the Company, $5,658 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $1,992.

This table excludes the value of certain incidental personal benefits. The incremental cost to the Company of providing such incidental personal benefits did not, for the current year, exceed the lesser of $50,000 or 10% of annual salary and bonus for any of the respective individuals named in the table as set forth.

OPTION GRANTS IN 2002

     There were no option grants to any of the Named Executive Officers in 2002.

OPTION VALUES AT DECEMBER 31, 2002

     The following table summarizes information concerning the number of unexercised options held by Named Executive Officers as of December 31, 2002. Also reported are values of "in-the-money" options, that is, the amount by which the exercise price of the option is exceeded by the last sale price of the Common Stock on December 31, 2002. No Named Executive Officer exercised any options in 2002 (all shares have been adjusted to reflect the one for ten reverse stock split which was effective October 15, 2002).

                                                                                     VALUE OF UNEXERCISED
                                           NUMBER OF OPTIONS                         IN-THE-MONEY OPTIONS
                                          AT DECEMBER 31, 2002                       AT DECEMBER 31, 2002
             NAME                  EXERCISABLE         UNEXERCISABLE          EXERCISABLE         UNEXERCISABLE
 Christopher L. Jarratt                   112,500                      0           0                    0
 James G. Lewis                           105,000                      0           0                    0
 Michael Chiodo                               400                      0           0                    0
 Scott G. Monson                              400                      0           0                    0

STOCK OPTION PLANS

         The Company currently maintains three stock plans to attract and retain key employees and outside directors of the Company. The following is a brief discussion of each of the stock plans.

         1994 Stock Option Plan. The Company's 1994 Stock Option Plan provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the date of grant, except for incentive stock options to beneficial owners of 10% or more of the Common Stock, which must have an exercise price of 110% of fair market value on the date of grant. During 2001, no options were exercised under the 1994 Stock Plan and as of December 31, 2002, 22,850 options were outstanding.

         Non-Employee Directors' Stock Option Plan. The Directors' Stock Plan provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock. Under the terms of the Directors' Stock Plan, each non-employee director is granted non-qualified stock options to purchase 25,000 shares of the Company's Common Stock upon his or her election as a director. In addition, the Directors' Stock Plan provides for an annual grant to non-employee directors of non-qualified stock options to purchase 5,000 shares of the Company's Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the date of the grant, and vests over a period of three years with one-third vesting on each anniversary date of the grant. As of December 31, 2002, 14,500 options were outstanding under the Directors' Stock Plan.

     1998 Stock Option and Award Plan. The Company's 1998 Stock Option and Award Plan provides for the grant of an aggregate of 3,500,000 shares of the Company's Common Stock that are issuable upon the exercise of stock options or restricted share. Each option is exercisable for up to ten years at an option price of not less than the fair market value of the Company's Common Stock on the date the option is granted, or for up to five years at an option price of not less than 110% of the fair market value of the Company's Common Stock on the date the option is granted in the case of an officer or other key employee who owns, at the time the option is granted, more than 10% of the Company's Common Stock. Restricted share awards constitute an immediate transfer of ownership to the recipient in consideration of the performance of services. Restricted share awards may be made for no additional consideration or for consideration of a payment by the participant that is less that the current fair market value of the Common Stock. As of December 31, 2002, 256,200 options were outstanding under the 1998 Stock Plan. An additional 1,875 employee options have been forfeited, and as of August 22, 2003, 219,475 options were outstanding.

LONG-TERM INCENTIVE AND PENSION PLANS

         The Company maintains a 401(k) savings plan for its employees. The Company matches 50% of the total contributions made by eligible employees up to 10% of their annual salary.

         Other than the 401(k) plan, the Company does not have any long-term incentive, pension or similar plans.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

         The Company has retained Third Capital to provide certain professional and advisory services to the Company, including the services of Mr. Jarratt as Chairman of the Board and Chief Executive Officer, and Mr. Lewis as President and Chief Operating Officer. The Company pays Third Capital $85,000 per month (Third Capital voluntarily reduced this fee by 10%, commencing October 2001, however, there can be no assurance that Third Capital will continue to accept the reduced fee in the future) and reimburses Third Capital's out-of-pocket expenses for its services and direct expenses paid for by Third Capital on behalf of the Company. During 2002, the Company paid Third Capital a total of $918,000 for professional and advisory services, and paid an additional $216,603 for expenses in connection with the professional and advisory services performed by Third Capital. Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Lewis is the Chief Operating Officer and General Counsel of Third Capital.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors established an Audit Committee in November 1998. The Audit Committee is presently composed of Messrs., Pefanis, Grossi and Mahood. The purpose of the Audit Committee is to oversee the retention, performance and compensation of the independent public accountants for the Company, and the establishment and oversight of the Company's systems of internal accounting and auditing control. The Audit Committee held one meeting in 2002.

         The Board of Directors established a Compensation Committee in April 1999. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers and administers the Company's stock option plans. The Compensation Committee is composed of Messrs. Grossi, Mahood and Pefanis. The Compensation Committee held one meeting in 2002.

         As required under Item 402(j)(1)(iii) and 402(j)(3) of Regulation S-K, none of the members of the Compensation Committee had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the Nasdaq US Index and the Nasdaq Financial Index. Cumulative total return for each of the periods shown in the performance graph is calculated from the last sale price of the Company's Common Stock at the end of the period and assumes an initial investment of $100 on December 31, 1997, and the reinvestment of any dividends.

                           PERFORMANCE GRAPH OMITTED

STOCK OWNERSHIP OF CERTAIN SHAREHOLDERS AND MANAGEMENT

         The following table includes, as of April 23, 2003, stock ownership for each shareholder known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, each director, director nominee and Named Executive Officer and all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them (all shares have been adjusted to reflect the one for ten reverse stock split which was effective October 15,
2002).

                                        CONVERTIBLE
        NAME AND ADDRESS (1)               DEBT               OPTIONS            SHARES            PERCENTAGE (2)
 Christopher J. Jarratt                     2,029,474 (3)        112,500 (4)          18,750(5)        59.9%
 James G. Lewis                             --                   105,000 (4)           4,280             3.0%
 Mark D. Grossi                             --                     7,000 (6)              --             *
 David G. Mahood                            --                     4,500 (6)              --             *
 Terry N. Pefanis                           --                     3,000 (6)              --             *
 Michael J. Chiodo                          --                       400 (4)           1,083             *
 Scott G. Monson                            --                       400 (4)             693             *
 Third Capital Partners, LLC                                    --
 3773 Howard Hughes Parkway
 Las Vegas, Nevada 89109                    2,029,474 (3)                             10,000           58.4%
 All Named Executive Officers
 and Directors as a group                   2,029,474            231,800              34,806           62.9%


*        Less than 1%

(1) Unless otherwise indicated, the address of each of the beneficial owners is c/o JB Oxford Holdings, Inc., 9665 Wilshire Boulevard, Suite 300, Beverly Hills, California 90212.

(2) Assumes the exercise of all options held by the shareholder, whether or not presently exercisable, and the conversion of all convertible debt into shares of Common Stock.

(3) Includes 1,280,410 shares of Common Stock issuable to Third Capital Partners, LLC ("Third Capital Partners") upon the conversion of $3.4 million of the Company's 9% Senior Secured Convertible Notes and 749,064 shares of Common Stock issuable to Third Capital Partners upon the conversion of $2.0 million of the Company's 9% Secured Convertible Notes. Mr. Jarratt, as Chief Manager and

Chief Executive Officer of Third Capital Partners, has the sole right to vote, or direct the voting of, and the sole power to dispose or to direct the disposal of, of the shares of Common Stock owned by Third Capital Partners. See "Certain Relationships and Related Transactions."

(4) Options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Award Plan. See "Stock Option Plans."

(5) Includes 4,000 shares of Common Stock owned by Mr. Jarratt's wife and 10,000 shares of Common Stock owned by Third Capital Partners.

(6) Options to purchase Common Stock granted under the Directors' Stock Plan. See "Stock Option Plans."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.

As of April 15, 2003, to the Company's knowledge based on copies of such reports furnished to the Company, there were no reportable untimely filings under Forms 3,4, or 5 by persons subject to Section 16(a) of the Securities Exchange Act of 1934, except as follows: Messrs. Mahood, Grossi, Jarratt and Lewis each filed a late Form 5 reporting option grants.

See "Item 12. Security Ownership of Certain Beneficial Owners and Management" below for beneficial owners of more than ten percent or any other person subject to disclosure per Section 16 of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company retains Third Capital to furnish certain professional and advisory services to the Company, including the services of Messrs. Jarratt and Lewis. See "Executive Compensation and Other Information."

On January 9, 2001, the Company and Third Capital entered into a non-exclusive investment banking agreement to explore potential strategic transactions with other parties. Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Lewis is the Chief Operating Officer and General Counsel of Third Capital. Third Capital will not receive any compensation under this agreement other than a contingent fee equal to a percentage of the consideration of a successful transaction. The Company will also reimburse Third Capital for its reasonable costs and expenses incurred in connection with its services under the agreement. The agreement has an initial term of six months with successive 90-day renewals after that. Either party may terminate the agreement for any reason at the conclusion of the initial six-month term or any 90-day renewal period. Third Capital has waived its finder's fee, to which it is otherwise entitled, with respect to each of the four asset acquisitions the Company has engaged in over the past year. Again, there can be no assurance that Third Capital will continue to waive the finder's fee in future acquisitions.

In June 1998, the Company issued a $3,418,696 Senior Secured Convertible Note and a $2,000,000 Secured Convertible Note, to Third Capital Partners, LLC, which were initially due December 31, 1999. In February 2003, both notes were extended for an additional year to December 31, 2003 pursuant to a Note Extension Agreement between the Company and Third Capital Partners, LLC. As consideration for the extension, and to reflect the effect of the reverse split which occurred in October 2002, the conversion rate on the Notes was adjusted to $2.67 per share, which was the closing price of the Company's common stock on the Nasdaq SmallCap Market on December 31, 2002. Under the adjusted conversion rate, the Notes are convertible into 2,029,474 shares of common stock. Mr. Jarratt is the Manager and a member of Third Capital Partners, LLC.

On December 13, 2000, the Company loaned Third Capital Partners, LLC $2,500,000. The loan bears interest at 9.25% payable monthly with the principal amount due on December 31, 2003. Third Capital Partners, LLC is a significant shareholder of the Company. See "Stock Ownership of Certain Shareholders and Management." In addition, Mr. Jarratt is the Manager and a member, and Mr. Grossi is a member, of Third Capital Partners, LLC.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         A shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2004 Annual Meeting of Shareholders or to nominate a director for election at the 2004 Annual Meeting must deliver the proposal or notice to the Secretary of the Company at the Company's principal executive offices no later than February 10, 2004. Any shareholder proposal or nomination must also comply with the requirements of the Company's Amended and Restated By-laws (the "By-laws") and, in the case of a shareholder proposal, Rule 14a-8 of the Exchange Act. No shareholder proposals were received for inclusion in this Proxy Statement.

         A shareholder may also present a proposal directly to the Company's shareholders at the 2004 Annual Meeting if it follows the procedures outlined in the Company's By-laws. However, if the Company does not receive notice of the shareholder proposal prior to the close of business on the tenth day following the day the Company mails the notice of meeting for the 2004 Annual Meeting or otherwise provides public disclosure of the meeting date, Securities and Exchange Commission rules permit management to vote proxies in their discretion on the proposed matter. If the Company receives notice of the shareholder proposal on or before the close of business on the tenth day following the day the Company mails the notice of meeting for the 2004 Annual Meeting or otherwise provides public disclosure of the meeting date, management can only vote proxies in their discretion if they advise shareholders in the Company's 2004 proxy statement about the nature of the proposed matter and how management intends to vote on the matter. A copy of the Company's By-laws may be obtained by written request delivered to the Company's Secretary.

OTHER MATTERS

         Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

         Whether or not you plan to attend the Annual Meeting, please submit your proxy to ensure your representation at the Annual Meeting. Please submit your proxy with voting instructions by the Internet or telephone, or if those options are not available to you, sign and date the proxy card and return it in the enclosed envelope.

                                            By Order of the Board of Directors,



                                            BARRY S. FISCHER
August 15, 2003                             Secretary